POWER OF ATTORNEY
	For Executing SEC Forms 3, 4, 5, and 144
	(and/or other similar reports)


Know all men by these presents, that I, the undersigned, hereby constitute and* appoint each of Denise W. Hutson, the Corporate Secretary and Kinsha O. Swain* the Assistant Corporate Secretary,signing singly, my true and lawful* attorney-in-fact to:

(1) execute for and on my behalf SEC Forms 3, 4, 5, and 144 (including both* amendments thereto and any and all other similar reports, however hereafter* known, designated or identified) ("Report") in accordance with (a) Section 16*
(a) of the Securities Exchange Act of 1934 and the rules thereunder and (b) * Rule 144, concerning securities of Norfolk Southern Corporation;

(2) do and perform any and all acts for and on my behalf which may be necessary* or desirable to complete any such Report(s) and to effect the timely filing of* such Report(s) with the United States Securities and Exchange Commission and * with any authority, agency, exchange or other body as may be required, or * thought advisable, by my attorney-in-fact; and

(3) take any other action of any type whatsoever in connection with the * foregoing which, in the opinion of my attorney-in-fact, may be of benefit to,* in the best interest of, or legally required of, me, it being understood that* the documents executed by my attorney-in-fact on my behalf pursuant to this* Power of Attorney shall be in such form and shall contain such terms and* conditions as my attorney-in-fact, in her or his sole discretion, may approve.

I hereby [1] grant to each and every of my attorneys-in-fact full power and * authority to do and to perform all and every act and thing whatsoever * requisite, necessary and proper to be done in the exercise of any of the * rights and powers herein granted, as fully to all intents and purposes as I * or any such attorney-in-fact might or could do if personally present, with * full power of substitution or revocation, and [2] ratify and confirm all that*
 any of my attorneys-in-fact, or her or his substitute(s), lawfully shall do * or cause to be done by virtue of this Power of Attorney and the rights and * powers herein granted. I acknowledge that each and every of the foregoing * attorneys-in-fact, in serving in such capacity at my request, are not assuming*
 any of my responsibilities to comply with Section 16 of the Securities * Exchange Act of 1934 or with Rule 144.

Unless earlier revoked by me in a signed writing delivered to an attorney-in-* fact, as to each such attorney-in-fact, this Power of Attorney shall remain in*
 full force and effect (and shall survive, if necessary, my incapacity and/or* death) until I no longer am required to file Report(s) with the Securities *
and Exchange Commission with respect to my reportable beneficial ownership, * and any other holdings, of and transactions in securities of Norfolk Southern* Corporation or pursuant to Rule 144.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of this 24th* day of February, 2020.


Christopher T. Jones
Printed/Typed Name